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                                                                       Exhibit A

    PERSONS WHO MAY BE DEEMED IN CONTROL OF POWER PACIFIC (MAURITIUS) LIMITED

      Set forth below are the (i) name, (ii) principal business address and
(iii) citizenship or place of organization of each additional person who may be deemed, for purposes of this Statement, to control the Reporting Person.

(i)   Power Pacific Corporation Limited

(ii) Level 28, Three Pacific Place, 1 Queens Road East, Hong Kong Special Administrative Region, People's Republic of China

(iii) Hong Kong Special Administrative Region, People's Republic of China

(i)   Power Corporation International Limited

(ii)  Clarendon House, 2 Church Street, Hamilton HM11, Bermuda

(iii) Bermuda

(i)   Power Corporation of Canada

(ii)  751 Square Victoria, Montreal (Quebec), Canada H2Y 2J3

(iii) Canada

(i)   Gelco Enterprises Ltd.

(ii) 44 Chipman Hill, Suite 1000, P.O. Box 7289, Station A, Saint John, New Brunswick, E2L 2A9

(iii) Canada

(i)   Nordex Inc.

(ii) 44 Chipman Hill, Suite 1000, P.O. Box 7289, Station A, Saint John, New Brunswick, E2L 2A9

(iii) Canada




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